MONTHLY STATEMENT
                      _____________________________________________

                            FIRST DEPOSIT MASTER TRUST
                                   SERIES 1993-2
                     _____________________________________________

     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1993-2 Supplement (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank, Seller and Servicer ("First Deposit"), Providian National Bank (formerly First Deposit National Credit Card Bank), Seller, and Bankers Trust Company, Trustee, First Deposit as Servicer is
required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1993-2 Certificates with respect to the Distribution Date occurring on February 18, 1997, and with respect to the performance of the Trust during the month of January is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1993-2 Certificates (stated on the basis of $1,000 original certificate principal amount)

   (1) The total amount distributed to Series 1993-2 Certificateholders
       per $1,000 original certificate principal amount                $4.791667

   (2) The amount set forth in A (1) above distributed to Series 1993-2 Certificateholders with respect to interest per $1,000 original
       certificate principal amount                                    $4.791667

   (3) The amount set forth in A (1) above distributed to Series 1993-2 Certificateholders with respect to principal per $1,000 original
       certificate principal amount                                    $0.000000

B) Information Regarding the Performance of the Trust

   (1) Allocation of Receivables Collections to the Series 1993-2
       Certificates

       (a) The aggregate amount of Finance Charge Receivables collected during  the  Monthly  Period  immediately  preceding the
           Distribution Date                                      $83,893,489.79

       (b) The aggregate amount of Principal Receivables collected during  the  Monthly  Period  immediately  preceding the
           Distribution Date                                     $297,788,580.94

       (c) The  Floating Allocation Percentage with respect to the
           Series  1993-2  Certificates  for the Monthly Period immediately
           preceding the Distribution Date                            10.651281%

       (d) The Principal Allocation Percentage with respect to the
           Series  1993-2  Certificates  for the Monthly Period immediately
           preceding the Distribution Date                            10.651281%

       (e) The Finance Charge Receivables, plus any Investment Proceeds and  Reserve  Account  withdrawals  included  as  Available
           Finance  Charge Collections, collected and allocated to the
           Series 1993-2 Certificates for the Monthly Period immediately
           preceding the Distribution Date                         $8,935,731.56

        (f) The Principal Receivables collected and allocated to the
            Series  1993-2  Certificates  for the Monthly Period immediately
            preceding the Distribution Date                       $31,718,299.33

   (2) Available Finance Charge Collections for Series 1993-2 for the Monthly Period immediately preceding the Distribution Date

       (a) The Finance Charge Receivables collected and allocated to
           the Series 1993-2 Certificates                          $8,935,731.56

       (b) Collection Account and Special Funding Account investment
           earnings allocated to the Series 1993-2 Certificates        $5,798.33

       (c) Additional Finance Charges from other Series allocated to
           the Series 1993-2 Certificates                                  $0.00

       (d) Principal Funding Account Investment Proceeds                   $0.00

       (e) Reserve Account withdrawals                                     $0.00

       (f) Available  Finance Charge Collections for Series 1993-2
           (total of (a), (b), (c), (d) and (e) above)             $8,941,529.89

   (3) Available Principal Collections for Series 1993-2 for the Monthly Period immediately preceding the Distribution Date

       (a) The Principal Receivables collected and allocated to the
           Series 1993-2 Certificates                             $31,718,299.33

       (b) Shared Principal Collections from other Series allocated to
           the Series 1993-2 Certificates                                  $0.00

       (c) Additional amounts to be treated as Available Principal
           Collections pursuant to the Series Supplement           $3,170,099.88

       (d) Available Principal Collections for Series 1993-2 (total of
           (a), (b) and (c) above)                                $34,888,399.21

   (4) Delinquent Balances in the Trust

       The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

       (a)     31-60 days                    $ 90,915,138
       (b)     61-90 days                      56,587,817
       (c)     91 or more days                 94,948,746
       (d)     Total Delinquencies          $ 242,451,701

   (5) Defaulted Amount

       (a) The aggregate amount of Defaulted Receivables with respect to  the  Trust  for  the Monthly Period immediately preceding
           the Distribution Date                                  $33,101,187.07

       (b) The aggregate amount of Recoveries of Defaulted Receivables processed  during  the  Monthly  Period immediately preceding
           the Distribution Date                                   $3,338,571.63

       (c) The Defaulted Amount for the Monthly Period immediately preceding  the  Distribution Date [Defaulted Receivables minus
           Recoveries]                                             29,762,615.44

       (d) The Defaulted Amount for the Monthly Period immediately preceding  the  Distribution  Date allocable to the Series
           1993-2 Certificates (the "Investor Default Amount")     $3,170,099.88

   (6) Investor Charge-Offs

       (a) The amount withdrawn, if any, under the Series Enhancement      $0.00

       (b) The excess of the Investor Default Amount over the sum of
           (i) the Available Finance Charge Collections applied to such Investor Default Amount and (ii) the amount of the withdrawal,  if any, under the Series Enhancement applied to
           such Investor Default Amount (an "Investor Charge-Off")         $0.00

       (c) The amount of the Investor Charge-Off set forth in item 6(b)
           above,  per  $1,000 original certificate principal amount (which will have the effect  of  reducing,  pro  rata,  the  amount  of
           each  Series  1993-2 Certificateholder's investment)        $0.000000

       (d) The  total  amount  reimbursed  to  the  Trust for such
           Distribution  Date  in  respect of Investor Charge-Offs for prior
           Distribution Dates                                              $0.00

       (e) The amount set forth in item 6(d) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Series 1993-2
           Certificateholder's investment)                             $0.000000

       (f) The  amount, if any, by which the outstanding principal balance  of  the Series 1993-2 Certificates exceeds the Series
           1993-2 Invested Amount as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on
           such Distribution Date                                          $0.00

    (7) Investor Monthly Servicing Fee

        The amount of the Series 1993-2 Monthly Servicing Fee payable to the
        Servicer on the Distribution Date                            $729,166.67

    (8) Available Series Enhancement Amount

        (a) The Available Cash Collateral Amount for the Series 1993-2 Certificateholders as of the close of business on the
            Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date
            and the related Transfer Date                        $100,000,000.00

        (b) The percentage of the Available Cash Collateral Amount to the  Invested  Amount  of  the  Series  1993-2 Certificates as
            of the close of business  on  the  Distribution  Date,  after giving  effect to all deposits, withdrawals  and  distributions on  such  Distribution  Date  and the related Transfer
            Date                                                          20.00%

         (c) The amount of the Enhancement Invested Amount, if any, as of the  close  of  business  on the Distribution Date, after
             giving effect to all deposits,  withdrawals  and  distributions on  such Distribution Date and the related Transfer
             Date                                                          $0.00

   (9) Principal Funding Account Amount

       (a) The amount on deposit in the Principal Funding Account as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on
           such Distribution Date and the related Transfer Date            $0.00

       (b) Deposits in the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in April, 1997. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

  (10) Deficit Controlled Accumulation Amount

       The Deficit Controlled Accumulation Amount for the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer
       Date                                                                $0.00

  (11) Reserve Account

       (a) The amount on deposit in the Reserve Account as of the close of  business  on  the  Distribution Date, after giving effect to all deposits, withdrawals  and  distributions  on  such
           Distribution  Date  and the related Transfer Date       $5,000,000.00

        (b) The Required Reserve Account Amount is currently calculated
            to be                                                  $5,000,000.00

        (c) Deposits in the Reserve Account are currently scheduled to commence on the Distribution Date occurring in January, 1997. (The initial funding date for the Reserve Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)
C) Invested Amount

   (1) The Invested Amount of the Series 1993-2 Certificates on the date
       of issuance (the "Initial Invested Amount")               $500,000,000.00

   (2) The Invested Amount of the Series 1993-2 Certificates on the
       Distribution  Date,  after  giving  effect  to  all  deposits,
       withdrawals and distributions on such Distribution Date   $500,000,000.00

   (3) The Pool Factor for the Distribution Date (which represents the ratio  of  the  Invested  Amount  of the Series 1993-2 Certificates
       as of such Distribution  Date,  after  giving  effect  to  any adjustment in the Invested Amount of the 1993-2 Certificates on such date, to the Initial Invested Amount of the Series 1993-2 Certificates). The amount of a Certificateholder's pro rata share of the Invested Amount can be determined by multiplying the original denomination of the Certificateholder's Certificate
       by the Pool Factor                                               1.000000

D) Receivables Balances

   (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
       Period                                                     $4,550,758,674

   (2) The aggregate amount of Finance Charge Receivables in the Trust at  the close of business on the last day of the immediately preceding
       Monthly Period                                                $91,015,885

E) Annualized Percentages

   (1) The Gross Yield (Available Finance Charge Collections for the
       Series  1993-2  Certificates  for  the preceding Monthly Period divided by the Invested  Amount  of  the Series 1993-2 Certificates
       as of the last day of the next preceding Monthly Period, multiplied
       by 12)                                                             21.46%

   (2) The Net Loss Rate (the Investor Default Amount for the 1993-2 Certificates for the preceding Monthly Period divided by the
       Invested Amount of  the  Series  1993-2  Certificates as of the last
       day of the next preceding Monthly Period, multiplied by 12)         7.61%

   (3) The Portfolio Yield (the Gross Yield minus the Net Loss Rate for
       the Series 1993-2 Certificates for the preceding Monthly Period)   13.85%

   (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee for the  preceding  Monthly  Period  divided  by the Invested Amount of the Series 1993-2  Certificates  as of the last day of the next
       preceding Monthly Period, multiplied by 12)                         7.50%

   (5) The Net Spread (the Portfolio Yield minus the Base Rate for the
       Series 1993-2 Certificates for the preceding Monthly Period)        6.35%

   (6) The Monthly Payment Rate (Collections of Principal Receivables
       and  Finance  Charge  Receivables with respect to all Receivables in the Trust for  the  preceding Monthly Period divided by the amount of Receivables in the Trust as of the last day of the next
       preceding Monthly Period)                                           7.98%

F) Series 1993-2 Information for the Last Three Distribution Dates

   1)     Gross Yield

          a)               2/18/97          21.46%
          b)               1/15/97          21.14%
          c)              12/16/96          17.36%

   2)     Net Loss Rate

          a)               2/18/97           7.61%
          b)               1/15/97           6.98%
          c)              12/16/96           6.94%

   3)     Net Spread (Portfolio Yield Minus Base Rate)

          a)               2/18/97           6.35%
          b)               1/15/97           6.66%
          c)              12/16/96           2.92%

          Three Month Average                5.30%

   4)     Monthly Payment Rate

          a)               2/18/97           7.98%
          b)               1/15/97           7.72%
          c)              12/16/96           6.57%

                              FIRST DEPOSIT NATIONAL BANK,
                              Servicer


                              By:  /s/ David J. Petrini
                                  ___________________________
                            Name: David J. Petrini
                           Title: Senior  Vice President and Chief
                                  Financial Officer